Exhibit 1.1

THE CARLYLE GROUP L.P.

UNDERWRITING AGREEMENT

                    Common Units

                    , 2014

Underwriting Agreement

                    , 2014

J. P. Morgan Securities LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

As Representatives of the several Underwriters

listed in Schedule 1 hereto

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

The Carlyle Group L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) an aggregate of                     common units (the “Underwritten Units”), representing limited partner interests in the Partnership (the “Common Units”) and, at the option of the Underwriters, up to an additional                     Common Units (the “Option Units”). The Underwritten Units and the Option Units are herein referred to as the “Units.”

The Partnership hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Units, as follows:

1. Registration Statement. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-                    ), including a prospectus, relating to the Units. Such registration statement, and any post-effective amendment thereto, became effective upon filing. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Partnership had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March             , 2014 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means                     , New York City time, on                     , 2014.

2. Purchase of the Units by the Underwriters.

(a) The Partnership agrees to issue and sell the Underwritten Units to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective number of Underwritten Units set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per Unit (the “Purchase Price”) of $            .

In addition, the Partnership agrees to issue and sell the Option Units to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Partnership the Option Units at the Purchase Price less an amount per Unit equal to any dividends or distributions declared by the Partnership and payable on the Underwritten Units but not payable on the Option Units.

If any Option Units are to be purchased, the number of Option Units to be purchased by each Underwriter shall be the number of Option Units which bears the same ratio to the aggregate number of Option Units being purchased as the number of Underwritten Units set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Units being purchased from the Partnership by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Units as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Units at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Partnership. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised and the date and time when the Option Units are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date or later than the tenth full business day (as defined below) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Partnership understands that the Underwriters intend to make a public offering of the Units as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Units on the terms set forth in the Prospectus. The Partnership acknowledges and agrees that the Underwriters may offer and sell Units to or through any affiliate of an Underwriter.

(c) Payment for the Units shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Representatives in the case of the Underwritten Units, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY, at 10:00 A.M., New York City time, on                     , 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Partnership may agree upon in writing or, in the case of the Option Units, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Units. The time and date of such payment for the Underwritten Units is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Units, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Units to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Units to be purchased on such date with any transfer taxes payable in connection with the sale of such Units duly paid by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct and the Units shall be registered in such names and in such denominations as the Representatives shall request.

(d) The Partnership acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters). Additionally, none of the Representatives nor any other Underwriters is advising the Partnership or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction with respect to the offering of the Units contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters). The Partnership agrees that it will not claim that, in connection with the purchase and sale of the Units pursuant to the Agreement or the process leading thereto, the Underwriters, or any of them, has advised the Partnership or any other person as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction or owes a fiduciary or similar duty to the Partnership. The Underwriters and their respective affiliates may be engaged in a broad range of transactions directly or indirectly involving the Partnership and may in some cases have interests that differ from or conflict with those of the Partnership. The Partnership hereby consents to each Underwriter acting in the capacities described in the preceding sentence, and the parties to this Agreement acknowledge that any such transaction is a separate transaction from the sale of the Units contemplated hereby and that no Underwriter acting in any such capacity owes any obligation or duty to any other party hereto with respect to or arising from its acting in such capacity, except to the extent set forth in any prior separate agreement relating to such other transaction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Partnership with respect thereto. Any review by the Underwriters of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Partnership.

3. Representations and Warranties of the Carlyle Parties. The Partnership, Carlyle Holdings I L.P., a Delaware limited partnership (“Carlyle Holdings I”), Carlyle Holdings II L.P., a Québec société en commandite (“Carlyle Holdings II”), and Carlyle Holdings III L.P., a Québec société en commandite (“Carlyle Holdings III” and, together with Carlyle Holdings I and Carlyle Holdings II, the “Carlyle Holdings Partnerships”) and Carlyle Group Management L.L.C., a Delaware limited liability company, (the “General Partner”) (the Partnership, each Carlyle Holdings Partnership and the General Partner, collectively, the “Carlyle Parties”), jointly and severally represent and warrant to each Underwriter that:

(i) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(ii) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(iii) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, no Carlyle Party (including its agents and representatives, other than the Underwriters in their capacity as such) has prepared, used, authorized, approved or referred to and no Carlyle Party will prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Units (each such communication by any such Carlyle Party or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the

Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(iv) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no Carlyle Party makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(v) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act.

(vi) Financial Statements. The historical financial statements (including the related notes thereto) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the entities purported to be shown thereby as of the dates indicated and the combined results of their operations and the combined changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Partnership and/or its Subsidiaries (as defined below) and presents fairly in all material respects the information shown therein and has been compiled on a basis consistent in all material respects with that of the audited financial statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(vii) No Material Adverse Change. Since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or partners’ capital of the Partnership and its Subsidiaries, taken as a whole.

(viii) Organization and Good Standing. The Partnership, each of its Subsidiaries and the General Partner (collectively, the “Carlyle Entities”) and each of the Carlyle Funds have been duly organized and are validly existing and in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, partners’ or members’ capital, stockholders’ equity, results of operations or prospects of the Carlyle Entities taken as a whole or on the performance by each of the Carlyle Parties of its obligations under this Agreement (a “Material Adverse Effect”). The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Commission on February 27, 2014 (the “Annual Report”), or (ii) subsidiaries omitted from such Exhibit 21.1 that, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” of the Partnership as defined in Rule 1-02(w) of Regulation S-X. As used herein, “Subsidiaries” means the direct and indirect subsidiaries of the Partnership, including without limitation, each of Carlyle Holdings I GP Sub L.L.C., a Delaware limited liability company, Carlyle Holdings II GP L.L.C., a Delaware limited liability company, and/or Carlyle Holdings III GP Sub L.L.C., a Delaware limited liability company, each of the Carlyle Holdings Partnerships and each of TC Group, L.L.C., TC Group Investment Holdings, L.P., TC Group Cayman Investment Holdings, L.P. and TC Group Cayman, L.P. (collectively, the “Former Parent Entities”) and their respective subsidiaries, but not including the Carlyle Funds (as defined below) or any portfolio company or investment of such Carlyle Funds or any special purpose entity formed to acquire or hold any such portfolio company or investment, regardless of whether any such Carlyle Fund, portfolio company, investment or special purpose entity is consolidated with the Partnership for purposes of financial reporting. “Carlyle Funds” means, collectively, any investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment fund or company, a general or limited partnership, a trust, a company or other business entity organized in any jurisdiction (i) sponsored or promoted by any of the Carlyle Parties or their affiliates, (ii) for which any of the Carlyle Parties or their affiliates acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Carlyle Parties or their affiliates acts as an investment adviser or investment manager.

(ix) Capitalization of the Partnership. (i) The General Partner is the sole general partner of the Partnership and has a non-economic general partner interest in the Partnership; such non-economic general partner interest has been duly authorized and validly issued, and the General Partner owns such non-economic general partner interest free and clear of all liens, encumbrances, equities or claims; and (ii) all of the outstanding limited partner interests in the Partnership have been duly and validly authorized and issued and are fully paid (to the extent required under the amended and restated agreement of limited partnership of the Partnership and non-assessable (except as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or the amended and restated agreement of limited partnership of the Partnership).

(x) Capitalization of Subsidiaries. Except in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary that are owned directly or indirectly by the Partnership (i) have been duly and validly authorized and issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware RULPA”) or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement) and (ii) are owned directly or indirectly by the Partnership, free and clear of any lien, charge, encumbrance, security interest or any other claim of any third party.

(xi) No Preemptive Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, any capital stock (including the Common Units and the Carlyle Holdings Partnership Units) of any of the Carlyle Parties, as applicable, and there are no outstanding options, warrants or other securities exercisable for, or any other securities convertible into or exchangeable for, any securities of any Carlyle Parties.

(xii) The Units. The Units and the limited partner interests represented thereby have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable (except as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware RULPA or the Partnership Agreement), and conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and the issuance of such Units is not subject to any preemptive or similar right.

(xiii) Due Authorization. Each Carlyle Party has full right, power and authority to execute and deliver this Agreement (to the extent party hereto) and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(xiv) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each Carlyle Party.

(xv) Partnership Agreement. The Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”) has been duly authorized, executed and delivered by the General Partner and constitutes the valid and legally binding agreement of the General Partner, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and the Partnership Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xvi) Carlyle Holdings Partnership Agreements. Each of the partnership agreements of the Carlyle Holdings Partnerships (the “Carlyle Holdings Partnership Agreements”) has been duly authorized, executed and delivered by the applicable Carlyle Holdings General Partner and each such agreement constitutes a valid and legally binding agreement of each such Carlyle Holdings General Partner, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, and each Carlyle Holdings Partnership Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xvii) No Violation or Default. None of the Carlyle Parties is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii) No Conflicts. The execution, delivery and performance by each Carlyle Party of this Agreement and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Carlyle Entity or any Carlyle Fund pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Carlyle Party is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Carlyle Entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i), (ii) (in the case of Subsidiaries and Carlyle Funds that are not Carlyle Parties) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xix) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the applicable Carlyle Party of this Agreement and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made or as may be required under the Securities Act or the Exchange Act, or as have been obtained or made or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters and except for any such consents, approvals, authorizations, orders, registrations or qualifications the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(xx) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Carlyle Entity or any of the Carlyle Funds is or may be a party or to which any property of any of the Carlyle Entities or any of the Carlyle Funds is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and to the knowledge of the Carlyle Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described as required in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xxi) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus and whose reports are filed with the Commission as part of the Registration Statement, is, and was during the periods covered by such reports, an independent registered public accounting firm with respect to the entities purported to be covered thereby within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(xxii) Title to Intellectual Property. The Partnership and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership and its Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiii) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any of the Carlyle Parties or any Carlyle Fund, on the one hand, and the directors, officers, partners, stockholders, members or investors of any of the Carlyle Parties or any Carlyle Fund, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(xxiv) Investment Company Act. Each of the Carlyle Parties is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxv) Investment Advisors Act. Each of the Carlyle Entities and the Carlyle Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvi) Licenses and Permits. The Partnership and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Partnership nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(xxvii) Disclosure Controls. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Partnership has established and maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure.

(xxviii) Accounting Controls. The Partnership has established and maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been no change in the Partnership’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Partnership’s internal control over financial reporting.

(xxix) Insurance. The Carlyle Entities have insurance covering their respective properties, operations, personnel and businesses which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which they are engaged; and neither the Partnership nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except in each case as would not reasonably be expected to have a Material Adverse Effect.

(xxx) No Unlawful Payments. None of the Carlyle Entities or any of the Carlyle Funds, nor, to the knowledge of any Carlyle Party, any director, officer, agent, employee or other person associated with or acting on behalf of any Carlyle Entity or any of the Carlyle Funds, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(xxxi) Compliance with Anti-Money Laundering Laws. The operations of the Carlyle Entities and the Carlyle Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the operations of the Carlyle Entities and the Carlyle Funds are and have been conducted at all times in compliance with the money laundering statutes of all other jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any other governmental agency (collectively, the “Other Money Laundering Laws”), and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Carlyle Entities or any of the Carlyle Funds with respect to the CFTRA or Other Money Laundering Laws is pending or, to the knowledge of the Carlyle Parties, threatened.

(xxxii) Compliance with OFAC. None of the Carlyle Entities, the Carlyle Funds or, to the knowledge of the Carlyle Parties, any of their respective directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxxiii) No Restrictions on Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary of the Partnership, except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to materially reduce the distributions to be received by the Carlyle Holdings Partnerships, taken as a whole, from their direct and indirect Subsidiaries.

(xxxiv) No Broker’s Fees. None of the Carlyle Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any Carlyle Entity or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(xxxv) No Registration Rights. No person has the right to require any Carlyle Entity to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Units, except such rights as have been satisfied or waived, and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any Carlyle Party and any person granting such person the right to require any Carlyle Party to file a registration statement under the Securities Act with respect to any securities of any Carlyle Party.

(xxxvi) No Stabilization. No Carlyle Entity has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Units.

(xxxvii) Accuracy of Disclosure. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Conflicts of Interest and Fiduciary Responsibilities,” “Description of Common Units” and “Material Provisions of The Carlyle Group L.P. Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, and under the captions “Summary—Organizational Structure” and “Material U.S. Federal Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects. The statements set forth in the Annual Report under the caption “Item 13. Certain Relationships and Related Person Transactions, and Director Independence” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(xxxviii) Margin Rules. The application of the proceeds received by the Partnership from the issuance, sale and delivery of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxxix) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xl) Carlyle Funds. To the knowledge of the Carlyle Parties, the offering, sale, issuance and distribution of securities by the Carlyle Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xli) Statistical and Market Data. Nothing has come to the attention of any Carlyle Party that has caused such Carlyle Party to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(xlii) Nasdaq Stock Market. The Units have been approved for listing on the Nasdaq Stock Market (the “Exchange”), subject to notice of issuance.

(xliii) Sarbanes-Oxley Act. As of the date hereof, the Registration Statement, the Partnership and its Subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Partnership and its Subsidiaries are then required to comply with as of the effectiveness of the Registration Statement.

(xliv) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto the Partnership was not, and as of the Applicable Time the Partnership is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Partnership has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4. Further Agreements of the General Partner and the Partnership. Each of the General Partner and the Partnership, jointly and severally, covenants and agrees with each Underwriter that:

(a) Required Filings. The Partnership will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Units; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Partnership will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Partnership will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters a prospectus relating to the Units is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Units by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Partnership will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Partnership will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Units for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the General Partner and the Partnership will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Units and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Partnership will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish, at the Partnership’s own expense or, at any time nine months or more after the date hereof, at the expense of the Underwriters, to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Partnership will qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Units; provided that the Partnership shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Partnership will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the Prospectus, the Partnership will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement (other than any registration statement on Form S-8 to register Common Units issued or available for future grant under the Carlyle Group Equity Incentive Plan as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (the “Carlyle Group Equity Incentive Plan”)) under the Securities Act relating to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (i) the Units to be sold hereunder, (ii) the issuance of Common Units or securities convertible into or exercisable or exchangeable for upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing, (iii) the issuance of Common Units or securities convertible into or exercisable or exchangeable for Common Units pursuant to the Carlyle Group Equity Incentive Plan, (iv) the sale of Common Units pursuant to the “cashless” exercise at expiration of options granted pursuant to the Carlyle Group Equity Incentive Plan (the term “cashless” exercise being intended to include the sale of a portion of the option Common Units or previously owned Common Units to the Partnership or in the open market to cover payment of the exercise price), (v) the sale of Common Units in respect of tax withholding payments due upon the exercise of options or the vesting of restricted unit grants pursuant to the Carlyle Group Equity Incentive Plan, and (vi) the issuance of up to five percent of the Common Units outstanding after this offering (assuming all Carlyle Holdings Partnership Units have been exchanged for Common Units), or securities convertible into or exercisable or exchangeable for Common Units in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, the acquiree of any such Common Units or securities convertible into or exercisable or exchangeable for Common Units pursuant to this clause (vi) enters into an agreement in the form of Exhibit A hereto with respect to such Common Units or securities convertible into or exercisable or exchangeable for Common Units.

For a period of 90 days after the date of the Prospectus, no Carlyle Entity will waive, modify or amend any transfer restrictions (including lock-up provisions) relating to any Carlyle Holdings Partnership Units or Common Units contained in any agreements with holders thereof, without the written consent of the Representatives.

(i) Use of Proceeds. The Carlyle Entities will apply the net proceeds from the sale of the Units as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. No Carlyle Entity will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Units.

(k) Reports. For a period of 90 days after the date of the Prospectus, the Partnership will furnish to the Representatives, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission by the Partnership; provided the Partnership will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l) Record Retention. The Partnership will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Exchange Listing. The Partnership will use its best efforts to maintain the listing of its Units on the Exchange.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Partnership and not incorporated by reference into the Registration Statement and any press release issued by the Partnership) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Partnership in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not used, and will not use, without the prior written consent of the Partnership, any free writing prospectus that contains the final terms of the Units unless such terms have previously been included in a free writing prospectus filed with the Commission.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Units on the Closing Date or the Option Units on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Partnership of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Carlyle Parties contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the General Partner and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(a)(vii) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the General Partner and one additional senior executive officer of the General Partner who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the

knowledge of such officers, the representations set forth in Sections 3(a)(iii) and 3(a)(iv) hereof are true and correct, (ii) confirming that the other representations and warranties of the Carlyle Parties in this Agreement are true and correct and that the Carlyle Parties have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the General Partner, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f) Opinion and 10b-5 Statement of U.S. Counsel for the Partnership. U.S. Counsel for the Partnership shall have furnished to the Representatives, at the request of the Partnership, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(g) Opinion of Québec Counsel for the Partnership. Special Québec counsel for the Partnership shall have furnished to the Representatives, at the request of the Partnership, their written opinion, dated the Closing Date, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Skadden, Arps, Slate Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Units.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of each of the Carlyle Parties in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Units to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the General Partner, delivered to you on or before the date hereof, relating to sales and certain other dispositions of Common Units or certain other securities, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Partnership shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Carlyle Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, agents and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Carlyle Parties. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Carlyle Party, its directors, its officers who signed the Registration Statement and each person, if any, who controls any Carlyle Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the fifth paragraph, the second sentence of the eighth paragraph and the tenth, eleventh and twelfth paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraphs (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraphs (a) or (b). If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors, officers, agents and employees and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for any Carlyle Party, its directors, its officers who signed the Registration Statement and any control persons of any Carlyle Party shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Carlyle Parties and the Underwriters, as the case may be, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Carlyle Parties and the Underwriters, as the case may be, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Carlyle Parties on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by the Carlyle Parties from the sale of the Units and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Units. The relative fault of the Carlyle Parties and the Underwriters, as the case may be, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Carlyle Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Carlyle Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Units, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange, the American Stock Exchange, the New York Stock Exchange, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Partnership shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Units that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. If other persons become obligated or agree to purchase the Units of a defaulting Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Units to be purchased on such date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Units that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Units that such Underwriter agreed to purchase on such date) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters or other persons as provided in paragraph (a) above, the aggregate number of Units that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Units to be purchased on such date, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Units on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Units and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Partnership’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Units under the state or foreign securities or Blue Sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing certificates, if any, representing the Units; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Partnership in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Units on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Partnership for any reason fails to tender the Units for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Units because of any failure or refusal on the part of any Carlyle Party to comply with the terms of or to fulfill any of the conditions of this Agreement, or if for any reason any Carlyle Party shall be unable to perform its obligations under this Agreement, the Partnership agrees to reimburse the Underwriters as have so terminated this Agreement with respect to themselves severally and are not in default hereunder for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Units from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Carlyle Parties and the Underwriters contained in this Agreement or made by or on behalf of the Carlyle Parties or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Carlyle Parties or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives: c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention Equity Syndicate Desk and c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: (212) 816-7912); Attention Citigroup General Counsel; and c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (fax: (212) 902-9316); Attention Registration Department. Notices to the Carlyle Parties shall be given to them at c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, District of Columbia 20004 (fax: (202) 729-5325); Attention: General Counsel.

(b) USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Disclosure. Notwithstanding anything herein to the contrary, the Partnership is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Partnership relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CARLYLE GROUP MANAGEMENT L.L.C.

By:
Name:
Title:

THE CARLYLE GROUP L.P.

By:	Carlyle Group Management L.L.C., its general partner

By:
Name:
Title:

CARLYLE HOLDINGS I L.P.

By:	Carlyle Holdings I GP Sub L.L.C., its general partner

By: Carlyle Holdings I GP Inc., its sole member

By:
Name:
Title:

CARLYLE HOLDINGS II L.P.

By:	Carlyle Holdings II GP L.L.C., its general partner

	By:	The Carlyle Group L.P., its sole member

		By:	Carlyle Group Management L.L.C., its general partner

By:
Name:
Title:

CARLYLE HOLDINGS III L.P.

By:	Carlyle Holdings III GP Sub L.L.C., its general partner

	By:	Carlyle Holdings III GP L.P., its sole member

		By:	Carlyle Holdings III GP Management L.L.C., its general partner

			By:	The Carlyle Group L.P., its sole member

				By:	Carlyle Group
Management L.L.C., its general partner

By:
Name:
Title:

Accepted: , 2014

J. P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Name:
Title:

Accepted: , 2014

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Name:
Title:

Accepted: , 2014

GOLDMAN, SACHS & CO.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Name:
Title:

Schedule 1

Underwriter	Number of Units
J.P. Morgan Securities LLC
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Credit Suisse Securities (USA) LLC
Total

Exhibit A

FORM OF LOCK-UP AGREEMENT

                    , 2014

J. P. Morgan Securities LLC

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

As Representatives of the several Underwriters

listed in Schedule 1 to the Underwriting
Agreement referred to below

c/o J. P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re:	The Carlyle Group L.P. — Public Offering of Common Units

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with The Carlyle Group L.P., a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of up to                     common units (including common units subject to the Underwriters’ option to purchase additional common units) representing limited partner interests in the Partnership (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common units representing limited partner interests in the Partnership (“Common Units”) or any securities convertible into or exercisable or exchangeable for Common Units (including without limitation, Common Units or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of an option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Units or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units, in each case other than (A) transactions relating to Common Units acquired in open market transactions after the completion of the Public Offering; (B) transfers of Common Units or any security convertible into or exercisable or exchangeable for Common Units as a bona fide gift; (C) transfers of Common Units or any security convertible into or exercisable or exchangeable for Common Units by will or intestacy; (D) distributions of Common Units or any security convertible into or exercisable or exchangeable for Common Units to the undersigned’s limited partners or members; (E) transfers of Common Units or any security convertible into or exercisable or exchangeable for Common Units to the undersigned’s limited partners or members to a member or members of the undersigned’s immediate family or to a trust, the beneficiaries of which are exclusively the undersigned’s or a member or members of his or her immediate family or to any other entity that is wholly-owned by such persons; (F) transfers of Common Units or any security convertible into or exercisable or exchangeable for Common Units to a corporation, partnership, limited liability company or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family; (G) transfers of Common Units or any security convertible into or exercisable or exchangeable for Common Units to charitable organizations, family foundations or donor-advised funds at sponsoring organizations; (H) (x) the exchange of Carlyle Holdings Partnership Units for Common Units (provided that such Common Units will be subject to the restrictions on transfer provided herein) or (y) transfers of Carlyle Holdings Partnership Units to, or exchanges of Carlyle Holdings Partnership Units with, the Partnership or any of its subsidiaries in connection with the Public Offering; (I) the sale of Common Units pursuant to the “cashless” exercise at expiration of options granted pursuant to the Carlyle Group Equity Incentive Plan (the term “cashless” exercise being intended to include the sale of a portion of the option Common Units or previously owned Common Units to the Partnership or in the open market to cover payment of the exercise price); (J) the sale of Common Units in respect of tax withholding payments due upon the exercise of options or the vesting of restricted unit grants pursuant to the Carlyle Group Equity Incentive Plan; (K) transfers of Common Units to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this Letter Agreement; and (L) the entry into a trading plan established in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that sales under any such plan may not occur during the 90-day restricted period; provided, further, that in the case of any transfer or distribution pursuant to clauses (B), (D), (E), (F) or (G), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph. The undersigned hereby agrees that if a filing under the Exchange Act or other public announcement shall be required or made voluntarily in connection with any transfer by or distribution to the undersigned pursuant to this paragraph, it shall notify the Representatives in writing at least three business days prior to the date of such filing or other public announcement.

If the undersigned is an officer or director of the Partnership or the general partner of the Partnership, (i) the Representatives, on behalf of the Underwriters, agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions, the Representatives, on behalf of the Underwriters, will notify the Partnership of the impending release or waiver. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Partnership, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (i) the Underwriting Agreement does not become effective on or before                     , 2014, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units to be sold thereunder, (iii) the Partnership notifies the Representatives in writing that the Partnership does not intend to proceed with the Public Offering, or (iv) the Partnership files an application to withdraw the registration statement related to the Public Offering, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

Notwithstanding the foregoing, if an individual or entity (other than the Partnership) is released, in full or in part, from the restrictions of any lock-up agreement with the Underwriters related to the Public Offering (each, a “Lock-Up Agreement”), then the undersigned shall be released in the same manner from the restrictions of this Letter Agreement (i.e. in the case where a portion of the Common Units or securities convertible into or exchangeable for Common Units of such individual or entity are released from a Lock-Up Agreement, the same percentage of Common Units or securities convertible into or exchangeable for Common Units (on an as-converted, as-exchanged basis) held by the undersigned shall be released from the restrictions of this Letter Agreement on the same terms).

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title: